SELIGMAN CAPITAL FUND, INC.
                                        SELIGMAN CASH MANAGEMENT FUND, INC.
                                         SELIGMAN COMMON STOCK FUND, INC.
                            SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
                                           SELIGMAN FRONTIER FUND, INC.
                                         SELIGMAN GLOBAL FUND SERIES, INC.
                                            SELIGMAN GROWTH FUND, INC.
                                         SELIGMAN HIGH INCOME FUND SERIES
                                       SELIGMAN INCOME AND GROWTH FUND, INC.
                             SELIGMAN INVESTMENT GRADE FIXED INCOME FUND, INC.
                                SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
                                     SELIGMAN MUNICIPAL FUND SERIES, INC.
                                          SELIGMAN MUNICIPAL SERIES TRUST
                                     SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.
                                       SELIGMAN NEW TECHNOLOGIES FUND, INC.
                                      SELIGMAN NEW TECHNOLOGIES FUND II, INC.
                                    SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
                                    SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES
                                             SELIGMAN PORTFOLIOS, INC.
                                       SELIGMAN QUALITY MUNICIPAL FUND, INC.
                                       SELIGMAN SELECT MUNICIPAL FUND, INC.
                                   SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.
                                         SELIGMAN VALUE FUND SERIES, INC.
                                            TRI-CONTINENTAL CORPORATION
                                            (collectively, the Funds)

                                              Secretarys Certificate

         The undersigned certifies that he is the Secretary of each of the Funds, and that, as such, he is authorized to execute this certificate on behalf of each Fund and further certifies on behalf of each Fund that following are a true and complete copy of resolutions duly adopted by the Board of Directors/Trustees of each Fund on July 20, 2006 and such resolutions have not been rescinded or amended and remain in full force and effect on the date hereof:

                     RESOLVED, that it is determined that the Bond coverage in the aggregate amount of $24 million for larceny and embezzlement under the agreement jointly insuring the Fund, the other investment companies in the Seligman Group, Seligman Advisors, Inc., J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, Seligman Data Corp. and Seligman Data Corp. Employees Thrift Plan as primary assureds, is reasonable and is approved as to amount, type, form and coverage;

                  FURTHER RESOLVED, that the portion of the premium to be paid for the Bond by the Fund, as presented to this meeting be, and hereby is, approved;

                  FURTHER RESOLVED, that each of the Vice Presidents, the Treasurer, the Secretary and Assistant Secretaries of the Fund, is designated as an officer who shall make the filings and give the notices required by paragraph (g) of Rule 17g-1 under Section 17(g) of the Investment Company Act of 1940;

                  FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Fund, to file and record any agreements, certificates and all such other documents, and to take any and all such other actions as they or any of them may deem necessary or desirable to effectuate fully the purposes of the foregoing resolutions and the transactions contemplated thereby.

         IN WITNESS WHEREOF, I have set my hand, on behalf of each Fund, this 15th day of September 2006.


                                                           /s/ Frank Nasta
                                                           Frank J. Nasta